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EXHIBIT 99.3

                         AMENDMENT TO WARRANT AGREEMENT
                         ------------------------------

                  This Amendment to Warrant Agreement (this "Amendment") dated as of May 10, 2007, is entered into by MicroIslet, Inc., a Nevada corporation (the "Company"), for the benefit of the John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 (the "Holder").

                                    RECITALS

         A. The Company has issued to Holder, on the terms and conditions set forth therein, a Warrant Agreement dated as of January 12, 2007 (the "Warrant Agreement").

         B. The parties wish to amend certain provisions of the Warrant Agreement on the terms set forth below, to provide that exercise of the Warrant is not subject to the approval of the American Stock Exchange.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. DEFINITIONS. For the purposes of this Amendment, unless otherwise set forth herein, capitalized terms or matters of construction deemed or established in the Warrant Agreement, as amended hereby, shall be applied herein as if defined or established herein.

                  2. AMENDMENT. The last two sentences of Section 1 of the Warrant Agreement are hereby deleted in their entirety and are of no further force or effect.

                  3. EFFECT OF AMENDMENT. Except as otherwise provided herein, the Warrant Agreement shall remain unchanged and shall continue in full force and effect.

                  4. SEVERABILITY. Any provision of this Amendment which is prohibited or otherwise unenforceable to any jurisdiction shall, as to such jurisdiction, be in effective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one instrument.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

                                       "Company"

                                       MICROISLET, INC.,
                                       a Nevada corporation

                                      By:  /s/ James R. Gavin III
                                           -------------------------------------
                                           James R. Gavin III, M.D., Ph.D.,
                                           Chief Executive Officer

                                      "Holder"

                                      JOHN J. HAGENBUCH, TRUSTEE U/D/T
                                      DATED SEPTEMBER 15, 1995


                                      By:  /s/ John J. Hagenbuch
                                           -------------------------------------
                                           John J. Hagenbuch, Trustee


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